UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

Blackstone Infrastructure Strategies L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56672	No. 99-4067586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 16th Floor New York, New York 10154
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, Blackstone Infrastructure Strategies Associates, L.P., a Delaware limited partnership and the general partner of Blackstone Infrastructure Strategies L.P., a Delaware limited partnership (the “Fund”), appointed Grace Vandecruze and John Hershey to the Fund’s Board of Directors (the “Board”). The Board subsequently determined that each of Ms. Vandecruze and Mr. Hershey are independent of the Fund and Blackstone Inc. under the Fund’s standard of independence. The Board also appointed Ms. Vandecruze and Mr. Hershey to the Audit Committee and Ms. Vandecruze to serve as chairperson of the Audit Committee. Ms. Vandecruze’s and Mr. Hershey’s appointments bring the total number of directors to five, two of whom are independent directors.

Ms. Vandecruze, 61, has served as the Managing Director of Grace Global Capital LLC since 2006 and the Chief Financial Officer of ShoulderUp Technology Acquisition Corp since 2021. She has also served on the board of directors of Blackstone Private Equity Strategies Fund L.P. (“BXPE”) since November 2022. Additionally, Ms. Vandecruze serves on the board of directors of each of Link Logistics Real Estate, Resolution Holdings, The Doctors Company and the PIMCO closed-end fund complex. Ms. Vandecruze also serves on the Wharton Graduate Executive Board. Ms. Vandecruze has extensive experience in investment banking and financial advisory matters relating to mergers, acquisitions and corporate finance transactions. She began her career as an auditor in public accounting at Ernst & Young and Grant Thornton. She also wrote the book “Homeless to Millionaire – 6 Keys to UPLIFT your Financial Abundance.” Ms. Vandecruze received a B.B.A. in Accounting from the Pace University and an M.B.A. from the Wharton School of the University of Pennsylvania. Ms. Vandecruze is also a Certified Public Accountant and an active member of the American Institute of Certified Public Accountants. Ms. Vandecruze is a valuable member of the Board because of her extensive investment banking and financial experience, especially relating to mergers, acquisitions and corporate finance transactions, and her history advising public and private companies.

Mr. Hershey, 62, previously worked, from 2008 to 2023, at the Oregon State Treasury, most recently as Director of Investments, where he helped manage investment portfolios across all asset classes. Prior to that role, Mr. Hershey was the Director of Alternative Investments, with overall responsibility for private equity, real estate, real assets, hedge fund, private credit, and opportunity portfolios. Previously, Mr. Hershey was a managing director at an early-stage venture firm and a managing director at Banc of America Securities. Mr. Hershey has a BA in Economics from the University of California, Davis and an MBA from the University of Chicago. He served from 2018-2023 as a board member of the Institutional Limited Partners Association (ILPA), and Vice Chair from 2020-2022. He has served on the board of directors of BXPE since January 2024, and is currently a member of the board of trustees of the Oregon Health & Science University Foundation and is a member of the board of directors of Talcott Financial Group Investments. Mr. Hershey is a valuable member of the Board because of his extensive experience in investment management and alternative investments.

Ms. Vandecruze and Mr. Hershey have not been appointed to serve as directors pursuant to any arrangement or understanding with the Fund or any other person, and there are no transactions in which Ms. Vandecruze or Mr. Heshey have an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Vandecruze and Mr. Hershey will each receive the standard compensation paid by the Fund to its independent directors, which currently consists of $100,000 per fiscal year plus $10,000 for each chairperson of a committee of the Board (or such prorated amount for any service less than the full fiscal year), in each case, payable in cash for the 2024 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Date: December 19, 2024	By:	/s/ Gregory Blank
	Name:	Gregory Blank
	Title:	Chief Executive Officer